Exhibit 99.1

CONTACT:	Kenneth T. Hern, Chairman and CEO
Nova Biosource Fuels, Inc.
+1 713 869 6682

Nova Biosource Fuels, Inc. Reports NYSE Amex, LLC’s Intention To Delist Common Stock

HOUSTON, TX — April 3, 2009 — Nova Biosource Fuels, Inc. (AMEX: NBF), a refiner and marketer of ASTM quality biodiesel, announced today that the NYSE Amex, LLC, formerly known as the American Stock Exchange (the “Exchange”), has suspended trading of the Company’s common stock and has determined to seek to remove the Company’s common stock from listing on the Exchange. The Exchange reached this decision in light of the Company’s filing of a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court and the Company’s failure to comply with certain other provisions of the Exchange’s Company Guide, which have been previously reported.  The Company does not intend to take any further action to appeal the Exchange’s decision, and therefore it is expected that the Company’s securities will be delisted after the completion of the Exchange’s application to the Securities and Exchange Commission.

About Nova Biosource Fuels, Inc.

Nova Biosource Fuels,Inc. is an energy company that refines and markets ASTM D6751 quality biodiesel and related co-products through the deployment of its proprietary, patented process technology, which enables the use of a broader range of lower cost feedstocks. Nova owns two biodiesel refineries: one in Seneca, Illinois with a nameplate capacity of 60 million gallons per year and one in Clinton, Iowa with a nameplate capacity of 10 million gallons per year.  More information on Nova Biosource Fuels can be found at www.novabiosource.com.

Forward-Looking Statements

Some of the statements in this release constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, including, without limitation, certain statements regarding the reorganization of the Company’s business and finances to resolve its liquidity and operational results, expectations to emerge from Chapter 11 proceedings, the sufficiency of liquidity to be provided by the Company’s restructuring plan, anticipated authorizations being requested of the Bankruptcy Court and expectations as to the ability to make post-petition payments.  Words such as “will”, “expects”, “believes” and similar expressions are used to identify these forward-looking statements.  Forward-looking statements are not historical, but are based on current expectations, estimates and projections concerning future developments and their potential effects upon the Company and its subsidiaries.  These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and actual results may differ materially from those projected.  Factors that could cause actual results to differ materially from those projected in such forward-looking statements include, without limitation:  (i) the ability of the Company to continue as a going concern; (ii) the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceedings; (iii) the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings; (iv) the effects of the Company’s Chapter 11 filing on the Company and the interests of various creditors, equity holders and other constituents; (v) Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the proceedings in general; (vi) the length of time the Company will operate under the Chapter 11 proceedings; (vii) risks associated with third party motions in the Chapter 11 proceedings, which may interfere with the Company’s ability to develop and consummate one or more plans of reorganization; (viii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations; (ix) the ability to execute the Company’s business and restructuring plan; (x) management of cash resources; (xi) restrictions imposed by, and as a result of, the Company’s substantial leverage; (xii) increased consulting and legal costs related to the bankruptcy case; (xiii) the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with customers, suppliers and service providers and to retain key executives, managers and employees; (xiv) the assumptions upon which the Company’s projected financial information was based necessarily involve judgments with respect to, among other things, future economic and competitive conditions and financial market conditions, which are difficult to predict accurately and many of which are beyond the Company’s control; (xv) the impact of current economic conditions on the Company’s ability to implement its restructuring plan;(xvi) the impact of the suspended trading and the delisting from the Exchange of the Company’s common stock on the public trading market for the Company’s  common stock; and (xvii) the impact of other risks described under “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended October 31, 2008  and subsequent filings with the Securities and Exchange Commission.  The Company does not intend, and is under no obligation, to update any particular forward-looking statements, whether as a result of new information, future events or otherwise.